Exhibit 5.1

August 26, 2022

Sanara MedTech Inc.

1200 Summit Avenue, Suite 414

Fort Worth, TX 76102

Re:	Registration Statement on Form S-8 of 155,691 Shares of Common Stock of Sanara MedTech Inc.

Ladies and Gentlemen:

We have acted as counsel to Sanara MedTech Inc., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-8 (the “Registration Statement”) by the Company relating to the registration of (i) 144,191 shares (the “Assumed Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to issuance upon the exercise of certain stock options granted to eight individuals under the Precision Healing Inc. 2020 Stock Option and Grant Plan (the “Precision Plan”), which was assumed by the Company, and (ii) 11,500 shares of Common Stock (the “Option Shares” and together with the Assumed Shares, the “Shares”) issuable pursuant to the exercise of certain stock options granted to seven individuals of the Company under the Sanara MedTech Inc. Restated 2014 Omnibus Long Term Incentive Plan (the “2014 LTIP”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the certificate of formation (the “Certificate of Formation”) and the Bylaws (the “Bylaws”) of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the assumption of the Precision Plan, the authorization and issuance of the Shares and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the Precision Plan; (v) the 2014 LTIP; (vi) the stock option award agreements relating to the Option Shares, as amended as of the date hereof; (vii) the stock option award agreements relating to the Assumed Shares; (viii) a certificate executed by an officer of the Company, dated as of the date hereof; and (ix) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Texas.

We have also assumed that, at the time of the issuance of the Shares: (i) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (ii) the Company will receive consideration for the issuance of the Shares required by the 2014 LTIP and Precision Plan and that is at least equal to the par value of the Common Stock, (iii) all requirements of the laws of the State of Texas, the Certificate of Formation and the Bylaws will be complied with when the Shares are issued, and (iv) sufficient shares of Common Stock will be authorized for issuance under the Certificate of Formation of the Company that have not otherwise been issued or reserved for issuance.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) upon the issuance of the Assumed Shares in accordance with the terms of the stock option agreements covering the Assumed Shares, the Assumed Shares will be validly issued, fully paid and non-assessable and (ii) upon the issuance of the Option Shares in accordance with the terms of the stock option agreements covering the Option Shares, the Option Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP

Haynes and Boone, LLP	2323 Victory Avenue | Suite 700 | Dallas, TX 75219
T: 214.651.5000 | haynesboone.com